                                                                    EXHIBIT 99.1


DATE: July 18, 2002

FROM:                                    FOR:
Padilla Speer Beardsley Inc.             Tower Automotive, Inc.
1101 West River Parkway                  5211 Cascade Road S.E., Suite 300
Minneapolis, Minnesota 55415             Grand Rapids, Michigan 49546

John Mackay (612) 455-1700               Anthony Barone (616) 802-1600
                                         David Tuit (616) 802-1591


FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES OPERATING RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2002


     GRAND RAPIDS, Mich., July 18-- Tower Automotive, Inc. (NYSE: TWR), today announced its operating results for the second quarter and six months ended June 30, 2002.
     For the second quarter of 2002, revenues were $751 million, compared with $642 million in the 2001 period. Net income for the second quarter of 2002, adjusted for the one-time items described below, was $25 million, or $0.40 per diluted share. Including the after-tax effect of the one-time items, the reported net income was $23 million for the second quarter of 2002, or earnings of $0.37 per diluted share. This compares with reported net income of $17 million, or earnings of $0.35 per diluted share, in the second quarter of 2001.
     For the six months ended June 30, 2002, revenues were $1.4 billion, compared with $1.3 billion in the 2001 period. Net income for the six months ended June 30, 2002, adjusted for the one-time items described below, was $37 million, or $0.66 per diluted share. Including the after-tax effect of these one-time items, the reported net loss was $124 million for the six months ended June 30, 2002, or a loss of $2.35 per diluted share. This compares with reported net income of $30 million, or earnings of $0.63 per diluted share, in the same period for 2001.
     In commenting on second-quarter and six-month results, Dug Campbell, president and chief executive officer of Tower Automotive, said, "The end of the second quarter marks the end of the journey which started in October 2000 toward the financial strengthening and mitigation of risk associated with the business. The current strong backlog, geographic dispersion of sales driven by this growth, addition of new customers in Europe and Asia, and reduction of financial leverage are all the results of this risk mitigation effort. Operational performance is improving as reflected in the second-quarter results, and the continued positive cash flow generation and reduction of leverage in the future are expected. I attribute these results to the dedication, determination and perseverance by Tower Automotive colleagues all over the world."

     During the second quarter of 2002, the company amended its senior credit facility and permanently reduced its borrowing capacity by $425 million, as previously announced. As a result of the permanent reduction of borrowing capacity, the company recorded a $2.0 million non-cash charge for the write-off of deferred financing costs associated with the credit facility. In addition, the company also recognized a non-cash charge of approximately $0.9 million associated with the write-off of its investment in a former prototype joint venture. On an after-tax basis, these charges reduced earnings in the second quarter of 2002 by approximately $0.03 per diluted share.
     Also during the second quarter of 2002, the company completed the transitional impairment test of goodwill as required by Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets", and as a result, has recognized an after-tax impairment loss of $113 million recorded as of January 1, 2002 as a cumulative effect of change in accounting principle. This charge was retroactive to the first quarter of 2002. In conjunction with adopting the requirements of SFAS No. 142 as of the first quarter of 2002, the company no longer records amortization expense of its goodwill. Net income during the second quarter of 2001 and six months ended June 30, 2001 included an after-tax charge of $3.2 million and $6.3 million, respectively, related to goodwill amortization expense.
     The first quarter of 2002 included previously announced restructuring and asset impairment charges of $75 million (or a charge of $1.01 per diluted share after-tax) and a gain of $3.8 million (or income of $0.05 per diluted share after-tax) on the sale of its Iwahri, Korea plant to a Hyundai affiliate.
     The company's conference call to recap the earnings report will be Webcast at 11:00 a.m. Eastern Time today. To access the Webcast, go to www.streetevents.com, search for Tower Automotive on July 18, and click on the microphone icon. If you are unable to listen to the live Webcast, a postview archive will be available beginning at approximately 2:00 p.m. Eastern, Thursday, July 18.
     Tower Automotive, Inc., is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Grand Rapids, Mich. Additional company information is available at www.towerautomotive.com.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates, and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                 Three Months Ended June 30,        Six Months Ended June 30,
                                                 ----------------------------      ----------------------------
                                                     2002             2001            2002               2001
                                                 -----------      -----------      -----------      -----------
Revenues                                         $   750,872      $   642,407      $ 1,418,979      $ 1,270,783
Cost of sales                                        657,956          557,146        1,257,054        1,106,251
                                                 -----------      -----------      -----------      -----------

  Gross profit                                        92,916           85,261          161,925          164,532
Selling, general and administrative
   Expenses                                           37,367           35,020           70,274           70,319
Amortization expense                                   1,120            6,130            2,099           12,208
Restructuring and asset impairment charge                 --               --           75,407               --
                                                 -----------      -----------      -----------      -----------

  Operating income                                    54,429           44,111           14,145           82,005

Interest expense, net                                 16,278           20,121           33,418           39,843
Other expense                                          2,939               --            2,939               --
Gain on sale of plant                                     --               --           (3,839)              --
                                                 -----------      -----------      -----------      -----------
  Income (loss) before provision for
    income taxes, equity in earnings of
    joint ventures and minority interest              35,212           23,990          (18,373)          42,162

Provision (benefit) for income taxes                  12,324            9,444           (6,432)          16,472
                                                 -----------      -----------      -----------      -----------
  Income (loss) before equity in earnings of
    joint ventures and minority interest              22,888           14,546          (11,941)          25,690

Equity in earnings of joint ventures, net              4,277            4,790            8,662            9,171
Minority interest, net                                (4,274)          (2,664)          (8,347)          (5,328)
                                                 -----------      -----------      -----------      -----------
  Income (loss) before cumulative effect of
    change in accounting principle                    22,891           16,672          (11,626)          29,533
Cumulative effect of change in accounting
    Principle                                             --               --          112,786               --
                                                 -----------      -----------      -----------      -----------
Net income (loss)                                $    22,891      $    16,672      $  (124,412)     $    29,533
                                                 ===========      ===========      ===========      ===========
Basic earnings (loss) per common share:
  Income (loss) before cumulative effect         $      0.40      $      0.38      $     (0.22)     $      0.67
  Cumulative effect of change in
    accounting principle                                  --               --            (2.13)              --
                                                 -----------      -----------      -----------      -----------
    Net income (loss)                            $      0.40      $      0.38      $     (2.35)     $      0.67
                                                 ===========      ===========      ===========      ===========
Basic shares outstanding                              57,841           44,416           53,047           44,263
                                                 ===========      ===========      ===========      ===========
Diluted earnings (loss) per common share:
  Income (loss) before cumulative effect         $      0.37      $      0.35      $     (0.22)     $      0.63
  Cumulative effect of change in
    accounting principle                                  --               --            (2.13)              --
                                                 -----------      -----------      -----------      -----------
    Net income (loss)                            $      0.37      $      0.35      $     (2.35)     $      0.63
                                                 ===========      ===========      ===========      ===========
Diluted shares outstanding                            74,130           60,816           53,047           60,737
                                                 ===========      ===========      ===========      ===========

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                  June 30,       December 31,
                 Assets                            2002             2001
-------------------------------------           -----------      -----------
                                                (unaudited)
Current assets:
   Cash and cash equivalents                    $    28,647      $    21,767
   Accounts receivable                              330,617          216,638
   Inventories                                      104,180          112,536
   Prepaid tooling and other                        122,401           89,229
                                                -----------      -----------
         Total current assets                       585,845          440,170
                                                -----------      -----------

Property, plant and equipment, net                  994,887        1,120,259
Investments in joint ventures                       252,883          243,198
Deferred income taxes                                77,186           61,461
Goodwill and other assets, net                      589,357          668,348
                                                -----------      -----------
                                                $ 2,500,158      $ 2,533,436
                                                ===========      ===========

   Liabilities and Stockholders' Investment
-------------------------------------------
Current liabilities:
   Current maturities of long-term debt
      and capital lease obligations             $   132,980      $   172,083
   Accounts payable                                 419,522          368,910
   Accrued liabilities                              282,155          278,962
                                                -----------      -----------
         Total current liabilities                  834,657          819,955
                                                -----------      -----------

Long-term debt, net of current maturities           434,230          601,084
Obligations under capital leases, net of
  current maturities                                 11,955            4,620
Convertible subordinated notes                      199,984          199,984
Other noncurrent liabilities                        193,995          201,635
                                                -----------      -----------
         Total noncurrent liabilities               840,164        1,007,323
                                                -----------      -----------
Mandatorily redeemable trust convertible
  preferred securities                              258,750          258,750

Stockholders' investment:
   Preferred stock                                       --               --
   Common stock                                         658              481
   Additional paid-in capital                       680,955          456,627
   Retained earnings                                (83,980)          40,432
   Deferred compensation plans                      (13,889)         (15,571)
   Accumulated other comprehensive loss             (17,157)         (34,561)
                                                -----------      -----------
         Total stockholders' investment             566,587          447,408
                                                -----------      -----------
                                                $ 2,500,158      $ 2,533,436
                                                ===========      ===========

                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (AMOUNTS IN THOUSANDS - UNAUDITED)

                                                                       SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------
                                                                         2002            2001
                                                                      -----------      -----------
OPERATING ACTIVITIES:
      Net income (loss)                                               $  (124,412)     $    29,533
      Adjustments required to reconcile net income (loss)
        to net cash provided by (used in) operating activities -
         Depreciation and amortization                                     67,471           81,025
         Deferred income tax provision (benefit)                          (15,090)           7,463
         Deferred compensation plans                                        1,223               --
         Gain on sale of plant                                             (3,839)              --
         Equity in earnings of joint ventures, net                         (8,662)          (9,171)
         Restructuring and asset impairment charge                         75,407               --
         Cumulative effect of change in accounting principle              112,786               --
         Change in working capital and other operating items              (85,576)         182,389
                                                                      -----------      -----------
        Net cash provided by operating activities                          19,308          291,239
                                                                      -----------      -----------

INVESTING ACTIVITIES:
      Acquisitions, divestitures and investment in joint ventures         (38,039)          (4,364)
      Capital expenditures, net                                           (69,042)        (102,073)
      Proceeds from sale of fixed assets                                   50,313               --
                                                                      -----------      -----------

         Net cash used in investing activities                            (56,768)        (106,437)
                                                                      -----------      -----------
FINANCING ACTIVITIES:
      Proceeds from borrowings                                            986,256        1,181,978
      Repayments of debt                                               (1,166,819)      (1,359,880)
      Net proceeds from issuance of stock                                 224,903              912
                                                                      -----------      -----------
         Net cash provided by (used for) financing activities              44,340         (176,990)
                                                                      -----------      -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                     6,880            7,812

CASH AND CASH EQUIVALENTS:
      Beginning of period                                                  21,767            3,373
                                                                      -----------      -----------
      End of period                                                   $    28,647      $    11,185
                                                                      ===========      ===========


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